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                                          Exhibit 11

                        Statement Re:  Computation of Earnings per Share
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                                                                             For The Three Months
                                                                                Ended March 31
                                                                             1995            1994
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PRIMARY:

Average Shares Outstanding                                                17,079,381      17,250,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        104,000          96,000
                                                                        ------------    ------------
Total                                                                     17,183,381      17,346,000
                                                                        ============    ============
Net Income                                                               $11,288,000     $10,831,000

Per Share Amount                                                               $0.66           $0.62
                                                                        ============    ============

FULLY DILUTED:

Average Shares Outstanding                                                17,079,381      17,250,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        113,000          96,000
                                                                        ------------    ------------
Total                                                                     17,192,381      17,346,000
                                                                        ============    ============
Net Income                                                               $11,288,000     $10,831,000

Per Share Amount                                                               $0.66           $0.62
                                                                        ============    ============


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